UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2009

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Current Report on Form 8-K/A amends and supplements the information reported in Item 5.02(d) to the Current Report on Form 8-K dated December 1, 2009 (filed December 2, 2009) regarding the election of Carrie S. Cox to the board of directors of Cardinal Health, Inc. (the “Company”). This Current Report on Form 8-K/A also reports new information under Items 5.02(d) of Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On January 22, 2010, the Company’s board of directors (the “Board”) appointed Carrie S. Cox to serve on the Audit Committee of the Board, effective immediately. As previously disclosed, on December 1, 2009, the Board elected Ms. Cox to serve as a director. Ms. Cox previously served as Executive Vice President and President, Global Pharmaceuticals, of Schering-Plough Corporation (“Schering-Plough”) until November 3, 2009 when Schering-Plough merged with Merck & Co., Inc.

Also on January 22, 2010, the Board elected James J. Mongan, M.D., to the Board to serve until the Company’s 2010 annual meeting of shareholders and until his successor is elected and qualified. Dr. Mongan was appointed to serve on the Audit Committee of the Board, effective immediately. Dr. Mongan previously served as President and Chief Executive Officer of Partners HealthCare Systems, Inc. until his retirement in December 2009.

Dr. Mongan will participate in the standard non-management director compensation arrangements described in the Company’s 2009 proxy statement, including an initial equity grant on the effective date of his election to the Board. Accordingly, Dr. Mongan will receive a grant for a number of restricted share units (“RSUs”) equal to $120,000 divided by the closing share price of the Company’s common shares on the New York Stock Exchange on the grant date. The RSUs will vest in full one year from grant date and will be settled in common shares.

The Company also will enter into its standard directors’ indemnification agreement with Dr. Mongan, in the form previously filed by the Company as Exhibit 10.38 to its annual report on Form 10-K for the fiscal year ended June 30, 2004. The agreement generally provides, among other things, that the director will be indemnified to the fullest extent permitted by law and advanced expenses in connection with the defense of any proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: January 25, 2010	By:	/S/ CRAIG S. MORFORD
	Name:	Craig S. Morford
	Title:	Chief Legal and Compliance Officer